UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 7, 2011
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On October 7, 2011, our board of directors increased the number of directors constituting the board from eight to nine directors by resolution as permitted by our bylaws. Promptly thereafter, our board elected Frank P. Russomanno and Philip E. Soran each to serve as directors of the company, filling the vacancies created by the previously announced resignation of a director and the increase in the size of our board.

Our board of directors also appointed Mr. Russomanno to initially serve on its audit committee and Mr. Soran to initially serve on its competitive excellence committee. Mr. Russomanno and Mr. Soran each will receive our company’s standard non-employee director compensation, the terms of which have been disclosed previously.

A copy of the press release announcing the election of Mr. Russomanno and Mr. Soran to our board of directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also on October 7, 2011, our board of directors approved the terms of the Fiscal Year 2012 Annual Cash Incentive Plan of Hutchinson Technology Incorporated, a description of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01	Financial Statement and Exhibits.

(d)           Exhibits.

10.1	Description of Fiscal Year 2012 Annual Cash Incentive Plan of Hutchinson Technology Incorporated.

99.1	Press Release dated October 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: October 11, 2011	/s/ David P. Radloff David P. Radloff Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Description of Fiscal Year 2012 Annual Cash Incentive Plan of Hutchinson Technology Incorporated.	Filed Electronically.

99.1	Press Release dated October 11, 2011.	Furnished Electronically